Exhibit 3.237
ASSIGNMENT OF
LIMITED LIABILITY COMPANY INTERESTS
          This Assignment of Limited Liability Company Interests (this “Assignment”) is executed as of January 21, 2011 by Aviv Development JV, L.L.C., a Delaware limited liability company (“Assignor”), and Aviv Financing II, L.L.C., a Delaware limited liability company (“Assignee”).
RECITALS
          WHEREAS, Assignor owns all of the issued and outstanding limited liability company membership interests (collectively, the “Interests”) in Skagit Aviv, L.L.C. (the “Subsidiary”); and
          WHEREAS, it is contemplated that the Subsidiary will become a senior guarantor of the $200.0 million aggregate principal amount of Senior Notes due 2019 to be issued by Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
AGREEMENT
          1. Assignor hereby conveys, assigns and delivers unto Assignee, its successors and assigns, as of the date hereof, all right, title and interest in, to and with respect to the Interests.
          2. Assignee hereby accepts, as of the date hereof, the assignment of the Interests and agrees to be bound by the terms of the Limited Liability Company Agreement of the Subsidiary as the sole member of the Subsidiary.
          3. Assignor covenants and agrees to do, execute, acknowledge and deliver to, or cause to be done, executed, acknowledged and delivered to, Assignee, its successors and assigns, all such further acts, deeds, assignments, transfers, conveyances and assurances that may be reasonably requested by Assignee for the better assigning, transferring, conveying, delivering, assuring and confirming to Assignee, its successors or assigns, any or all of the Interests.
          4. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.
- Signature Page Follows -

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

AVIV DEVELOPMENT JV, L.L.C.

By:	AVIV HEALTHCARE PROPERTIES
OPERATING PARTNERSHIP I, L.P.
Its:	Sole member

By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
Its:	General Partner

By:	AVIV REIT, INC.
Its:	General Partner

By:	/s/ Craig M. Bernfield
	Name:	Craig M. Bernfield
Its: President and Chief Executive Offier

AVIV FINANCING II, L.L.C.

By:	AVIV HEALTHCARE PROPERTIES
OPERATING PARTNERSHIP I, L.P.
Its:	Sole member

By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
Its:	General Partner

By:	AVIV REIT, INC.
Its:	General Partner

By:	/s/ Craig M. Bernfield
	Name:	Craig M. Bernfield
Its: President and Chief Executive Officer